UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2004

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Item 7.

Financial Statements and Exhibits

Exhibits

99.1 Press Release issued by the Registrant on March 30, 2004

Item 12. Results of Operations and Financial Condition

On March 30, 2004 the Registrant issued a press release with results for the fourth quarter and year ended December 31, 2003. The press release is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer and Principal Accounting Officer

Date: March 30, 2004

Unity Wireless

Technology & Innovation to Power a Wireless World!

FOR IMMEDIATE RELEASE

Unity Wireless Reports Results for the Fourth Quarter

and Fiscal Year Ended December 31, 2003

March 30, 2004 - BURNABY, BC – Unity Wireless Corporation (OTCBB: UTYW; Germany: WKN#924385), a developer of integrated wireless subsystems and power amplifiers, announced summary financial results for the fourth quarter and fiscal year ended December 31, 2003.

Net sales for the quarter ended December 31, 2003 were $218,650, down 74% from $835,205 for the same period in 2002.  Cost of goods sold for the period decreased 45% to $383,900, including a $191,414 write-down of inventory, from $698,283 in 2002.  Net loss for the period increased 194% to $1,728,846 from $587,459 in 2002 due mostly to the above noted inventory write down and a charge of $1,098,685 related to accretion of interest and debt settlements.

The Company’s net sales for the year ended December 31, 2003 were $2,375,128, down 21% from $2,991,971 in 2002.  Cost of goods sold in 2003 decreased 19% to $2,035,334 from $2,497,496 in 2002.  Net loss in 2003 increased 12% to $3,007,950, or $0.07 per share, from $2,664,841, or $0.08 per share, in 2002.

The decrease in sales for the year was largely due to postponements in customer purchase decisions in the third and fourth quarters of 2003 to early 2004.  Net of a $382,039 write-down of inventory, cost of goods sold for 2003 decreased 34% primarily as a result of various efficiencies introduced in the period providing for an effective gross margin of 30%.  Contributing to the increase in net loss was also a one-time non-cash adjustment of $1,254,199 due to the accretion of interest and debt settlements.

Ilan Kenig, President and CEO of Unity Wireless commented, “While our 2003 results were not up to our expectations, we are very pleased with the level of revenue and orders already in-hand this year as they already exceed the full fiscal 2003 year’s revenues. We see 2004 as being the year that Unity Wireless becomes a recognized provider to our industry.”

The Company’s Form 10K-SB for 2003 contains additional financial information, and can be accessed at the Company’s website or through the Securities and Exchange Commission’s website at www.sec.gov.

About Unity Wireless www.unitywireless.com

Unity Wireless is a leading developer of integrated wireless subsystems and Power Amplifier technology. The Company’s single-carrier and multi-carrier power amplifier products deliver world-class efficiency and performance with field-proven quality and reliability in thousands of base stations and repeaters around the world.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements.  Any statement containing words such as “believes,” “anticipates,” “plans,” “expects,” and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations.  Forward-looking statements are based on the company's current expectations and are subject to market and competitive factors and the other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.  Actual results can differ materially.  The company makes no commitment to disclose any revisions to forward-looking statements.

For More Information Contact:

James E. Carruthers, Unity Wireless, (604) 267-2716   jamesc@unitywireless.com

Mike Mulshine, Osprey Partners, (732) 292-0982   osprey57@optonline.net